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                                                                  Exhibit 10.01
                                                                  -------------

                      Amended and Restated Loan Agreement
                      -----------------------------------

THE UNDERSIGNED

1. The company incorporated under Belgian law, L&H Coordination Centre C.V.B.A., with its registered office at Flanders Language Valley 50, 8900 Ieper, hereby represented by Mr. C. Dammekens, in his capacity of representative of the director Lernout & Hauspie Speech Products N.V.

     Hereinafter referred to as "the Lender"

2. The company incorporated under the Law of the state of Delaware, Dictaphone Corporation, with its registered office at 3191 Broadbridge Avenue, Stratford, CT, hereby represented by Mr. Joseph D. Skrzypczak, in his capacity of Chief Operating Officer.

Hereinafter referred to as "the Borrower"

HAVE AGREED AS FOLLOWS:

RECITALS.

     a. Borrower has provided a Limited Guaranty (the "Guaranty") of the obligations of Lernout & Hauspie Speech Products N.V. ("LHSP"), Borrower's parent company under that certain $430 million Revolving Credit Facility dated May 2, 2000, among LHSP and Fortis Bank, N.V. and KBC Bank, N.V., as lead arrangers for themselves and certain other financial institutions (the "Revolving Credit Facility").

     b. LHSP and Lender have used funds available under the Revolving Credit Facility to make the Loan provided for (and as defined) herein.

ARTICLE 1: LOAN

The Lender shall grant to the Borrower, who accepts, the sum of $ 173.000.000 ($ 173 million), (hereinafter referred to as "the Loan"), upon the conditions stipulated in the present agreement.

ARTICLE 2: TERM

The Loan is granted for a period of two years reckoning as from 5 May 2000, so that the Loan has to be repaid in full, without any deduction or withholding (unless required by Law), on 5 May 2002.

ARTICLE 3: REDEMPTION

     Article 3:  Redemption

          3.1  Maturity Date.  The Loan shall be repaid in full, without any deduction or withholding (unless required by Law), on 5 May 2002.
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               The Borrower has the right to effect in whole or in part an early redemption of the remaining capital of the Loan, provided that the Borrower informs the Lender in writing by registered mail of its intention at least one month in advance. No reinvestment indemnity or any other indemnification will be due in this respect.

          3.2  Offsets; Deemed Repayment.
               -------------------------

               (a) In the event that Borrower makes any payment under the Guaranty, Borrower obligations to Lender shall be reduced by an amount identical to any such payment on the Guaranty.

               (b) At such time as Borrower is required to make any payment to Lender hereunder, Borrower only shall be obligated to make that payment if, simultaneous with Borrower's payment to Lender, Borrower's obligations under the Guaranty are reduced by an amount equal to the payment that Borrower is required to make to Lender (by, for example, LHSP causing Borrower's obligations under the Guaranty to be reduced by paying down the Revolving Credit Facility with the proceeds of Borrower's payment to Lender). In the event that Borrower's exposure on the Guaranty is less than Borrower's obligations to Lender at the time a payment is required to be made to Lender, LHSP's obligation to simultaneous reduce Borrower's obligations under the Guaranty shall be limited to the amount required to reduce Borrower's obligations under the Guaranty to the amount remaining due hereunder after taking into effect the required payment.

ARTICLE 4: INTEREST

The Loan shall bear a fixed interest of 8% per annum, by right without dun payable on the end of each term of six months; provided that the first interest payment due hereunder shall be for a period of 12 months and shall be due on May 5, 2001.

Interest shall be calculated on the basis of the actual days elapsed, and of a year of 360 days (actual/360 method).



ARTICLE 5: BANK ACCOUNT

The payment of the interest and the repayment of the Loan shall be effected by wire transfer, free of charges, to a bank account to be determined by the Lender.

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ARTICLE 6: TRANSFER OF LOAN

The Lender may entirely or partly assign its claims under this agreement at any time without the consent of the Borrower. It shall inform the Borrower of such assignments.

ARTICLE 7: AMENDMENTS

At any time both parties have the right to review the agreement and to propose amendments in accord with a change of circumstances. The parties shall agree upon such amendments as are required to reflect the change in circumstances.

No modification, amendment or waiver of this agreement or the provisions therein shall be binding for either party unless made in writing or confirmed in writing between parties by their duly authorised representative.

ARTICLE 8: WARRANTIES

The Borrower hereby warrants to the Lender that the execution of this agreement does not exceed any power granted to the Borrower by, or violate any provision of:
a. any law or regulation, order, decree of any governmental authority, agency or court to which the Borrower is subjected;
b. its Articles of Association, or
c. any mortgage, charge, deed, contract or other document to which the Borrower or any of its subsidiaries is a party or which is binding upon any of them or any of its assets.

ARTICLE 9: VALIDITY

The total or partial invalidity or unenforceability of any provision of this agreement shall not affect the validity of the other provisions of this agreement.

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ARTICLE 10: APPLICABLE LAW AND JURISDICTION

The present agreement is governed by Belgian law.

Any dispute concerning the validity, the construction, the interpretation or the performance of the present agreement shall be submitted to the competent courts of Ieper.

ARTICLE 11: EFFECTIVE DATE

This Agreement is executed as of the date set forth below and shall be effective as of May 5, 2000 as an amendment and restatement of the terms of the Loan.


Drawn up at Ieper, on November 20, 2000, in duplicate, and each of the parties acknowledges receipt of one original.

                                        DICTAPHONE CORPORATION


                                        By: /s/ Joseph D. Skrzypczak
                                            --------------------------
                                            Name:  Joseph D. Skrzypczak
                                            Title: Chief Operating Officer

                                        L&H COORDINATION CENTRE C.V.B.A.


                                        By: /s/ Carl Dammekens
                                            --------------------------
                                            Name:  Carl Dammekens
                                            Title: for N.V. Lernout & Hauspie
                                                   Speech Products, Director of
                                                   L&H Coordination Centre CVBA

ASSENTED TO:

LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

By: /s/ John H. Duerden
    --------------------
Name:  John H. Duerden
Title:  President and Chief Executive Officer

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